Exhibit 99.1

Sent via Electronic Delivery to: caolei@sino-global.com; tinap@sino-global.com; awbasch@kaufcan.com

December 16, 2020

Mr. Lei Cao

Chief Executive Officer

Sino-Global Shipping America, Ltd.

1044 Northern Boulevard, Suite 305

Roslyn, New York 11576-1514

Re:	Sino-Global Shipping America, Ltd. (the “Company”)

Nasdaq Symbol: SINO

Dear Mr. Cao:

On October 15, 2020, Staff notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing on The Nasdaq Capital Market as set forth in Listing Rule 5550(b)(1) (the “Rule”). Based on your Form 8-K, dated December 15, 2020, Staff has determined that the Company complies with the Rule. However, if the Company fails to evidence compliance upon filing its next periodic report it may be subject to delisting. At that time, Staff will provide written notification to the Company, which may then appeal Staff’s determination to a Hearings Panel.

If you have any questions, please contact me at +1 301 978 8052.

Sincerely,

/s/ Moira Keith
Moira Keith
Associate Director

Nasdaq Listing Qualifications